Exhibit 3.2

                                     BYLAWS
                                       OF
                          PRESTIGE FURNISHING.COM, INC.

                                    SECTION 1

                                     OFFICES

     1.1 Principal office. The Principal office of the corporation is 7500 W. Lake Mead Blvd., #9-600, Las Vegas, NV 89128. The corporation may have such other offices, either within or without the State of Nevada, as the board of directors may designate or as the corporation may require from time to time. The designation of office of the corporation required by the Nevada Secretary of State may be, but need not be, identical with the principal office. The address of the principal office may be changed from time to time by the board of directors.

                                    SECTION 2

                                  SHAREHOLDERS

     2.1. Shareholders' Meetings. All meetings of shareholders shall be held at such places as may be fixed from time to time by the board of directors, or in the absence of direction by the board of directors, by the president or secretary of the corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2. Annual Meetings. Annual meetings of shareholders shall be held on the third Friday of June of each year, or if that day shall be a legal holiday, then on the next succeeding business day, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Shareholders shall, at the annual meeting, elect a board of directors and transact such other business as properly may be brought before the meeting.

     2.3. Special Meetings for Removal of Directors. The shareholders may remove any or all of the current directors at any time with or without cause and replace them at any special meeting called in accordance with Sections 2.6, 2.7 and 3.11 below.

     2A. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the annual or any other shareholder meeting shall be determined as provided in
Section 2.5 below as of 4 p.m. on the day before notice of the meeting is sent. Any determination of shareholders entitled to vote at any meeting of

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shareholders made as provided in Section 2.5 below also shall apply to any adjournment thereof. Notices shall be deemed given when mailed to the shareholders at their addresses as they appear on the transfer books of corporation.


     2.5. List of Shareholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the corporation's principal office. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     2.6. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of corporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of shareholders owning at least one tenth (1/10) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     2.7. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice unless determined otherwise by the unanimous vote of the holders of all of the issued and outstanding shares of the corporation present at the meeting in person or represented by proxy. Shareholders entitled to vote at the meeting shall be determined as of 4 p.m. on the day before notice of the meeting is sent. Any determination of shareholders entitled to vote at any special meeting of shareholders made as provided above shall apply to any adjournment thereof, Notices shall be deemed given when mailed to the shareholders at their addresses as they appear on the transfer books of the corporation.

     2.8. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation.

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Business may be conducted once a quorum has been established and may continue until adjournment of the meeting, notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. If, however, a quorum shall not be present or represented at the commencement of any meeting of the shareholders, a majority of the shareholders then present at the meeting, whether in person or represented by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.9. Majority Required. Once a quorum for a meeting has been established, the vote of the holders of a majority of the voting power then present, whether in person or represented by proxy, and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.10. Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. All proxies shall be in writing.

     2.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, and/or without prior notice and/or without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter of the action.

     2.12. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before, at or after the time of the meeting.

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                                    SECTION 3

                                   DIRECTORS

     3.1. Number. The number of directors which shall constitute the whole board shall be not less than one (1) and not more than a number fixed by the then existing board; provided, however, that in no event shall the number of directors be more than ten (10). The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 2.3 and 3.2 and except that the initial directors shall be as named in the articles of incorporation, and each director elected shall hold office until his or her successor is elected and qualifies. Directors need not be residents of the State of Nevada or shareholders of the corporation.

     3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and qualified unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     3.3 Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders,

     3.4. Place of Meetings. All meetings of the board of directors of the corporation may be held within or without the State of Nevada, in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     3.5. Annual Meetings. The first meeting of each newly elected board of directors (hereinafter, its annual meeting) shall be held immediately following the annual meeting of shareholders and in the some place as the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, providing a quorum shall be present. In the event such meeting is not held, the annual meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice thereof executed by all of the directors. Among other business transacted at the annual meeting, the board

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shall agree upon a schedule of regular meetings for the then ensuing year, which schedule place thereof.

     3.6. Regular Meetings. Regular meetings of the board of directors may be held without notice unless the time or place thereof shall be changed from that set forth on Section 3.5 above, in which event such meetings may be held at such time and at such place as shall from time to time be determined by the board, upon personal, telephonic, mail, telegram or other form of appropriate notice.

     3.7. Special Meetings. Special meetings of the board may be called by the President or any director on one (1) day's notice to each director, either personally or by mail or by telegram or by telephone.

     3.8. Quorum and Voting. A majority of the membership of the board of directors shall constitute a quorum at any meeting thereof, and once a quorum has been established the concurrence of a majority of those their present shall be sufficient to conduct the business of the board, except, to either instance, as may be otherwise specifically provided by statute or by the articles of incorporation. Business may be conducted once a quorum has been established and may continue until adjournment of the meeting, notwithstanding the withdrawal or temporary absence of a sufficient number of directors to reduce the number present to less than a quorum. If, however, a quorum shall not be present at the commencement of any meeting of the board of directors, a majority of the directors then present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.9. Action without Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.10. Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened. Any director may waive notice of any annual, regular or special meeting of directors by executing a written waiver of notice either before, at or after the time of the meeting.

     3.11. Removal of Directors. At any meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this section. Any director or directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares than entitled to vote at an election of directors.

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     3.12. Compensation. By resolution of the board, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or both. No such payment shall preclude any director from serving the corporation other capacity and receiving compensation therefor,

     3.13. Committees of the Board. The board, by resolution adopted a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution and permitted by law, shall have and may exercise all the authority of the board. The board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board, or any matter thereof, of any responsibility imposed by law.

                                    SECTION 4

                                    OFFICERS

     4.1. Designation of Titles. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, additional vice presidents, and one or more assistant secretaries and/or assistant treasurers. Any of such officers, or any agent or employee of the corporation, may be required by the board of directors to give security for the faithful performance of his duties. Any number of offices, except the offices of president and secretary, may be held by the same person.

     4.2. Appointment of Officers. The board of directors at its annual meeting shall choose a President, one or more vice presidents, a secretary and a treasurer, and may choose a chairman of the board, each of whom shall serve at the pleasure of the board of directors. The board of directors at any time may appoint such other officers and agents as it shall deem necessary or advisable, each of whom shall hold office at the pleasure of the board of directors and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The board may delegate to any executive officer or to any committee the power to approve of any such added officers, agents or employees. Notwithstanding the foregoing, no assistant secretary or assistant treasurer shall have power or authority to collect, accept for or pay over any tax imposed by any governmental authority.

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     4.8. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

     4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors at any time.

     4.5. Chairman of the Board. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the board of directors and of shareholders and shall perform such other duties as may be from time to time assigned to him or her.

     4.6. President. If a chairman of the board shall not have been appointed or, having been appointed, shall not be serving or is absent, the president shall preside at all meetings of the board of directors and of shareholders. The president may sign, either alone or with the secretary or any other proper officer of the corporation thereunto authorized by the corporation, all deeds, mortgages, certificates for shares of the corporation, contracts and other agreements and instruments requiring execution on behalf of the corporation which the board has authorized, and shall, subject to the control of the board of directors, in general act as operating and directing head of the corporation and perform all duties incident to the office of president of a corporation and such other duties as may be assigned to him or her by the board from time to time.

     4.7. Vice Presidents. There may be as many vice presidents as shall be determined from time to time by the board of directors and they shall perform such duties as may be from time to time assigned to them. Any one of the vice presidents, as authorized by the board, shall have all the powers and perform all the duties of the president in case of the president's temporary absence or inability to act. In case of the president's permanent absence or inability to act, the office shall be declared vacant by the board of directors and a successor chosen by the board.

     4.8. Secretary. The secretary shall see that the minutes of all meetings of the board of directors and of the shareholders are kept and shall be the custodian of the corporate seal, if any, shall affix said seal or cause the same to be affixed to all proper instruments when he or she deems it advisable, shall give or cause to be given required notices of all meetings of the shareholders and of the board of directors, shall have charge of all the books and records of the corporation (except the books of account) and in general shall perform all duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her by the board from time to time.

     4.9. Treasurer. The treasurer shall have general custody of and be responsible for all of the funds and securities of the corporation (except such as may be required by law to be deposited with any state official), shall see to the deposit of the funds of the corporation in such accounts with such banks or

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other depositories as the board of directors may designate, shall keep or cause to be kept accurate and complete books of account, shall render financial statements to the president and directors whenever required and, in general, shall perform all duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him or her by the board from time to time. The treasurer shall have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. The treasurer shall give the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

     4.10. Assistant Secretaries. There may be such number of assistant secretaries as the board of directors may from time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant secretary shall have power or authority to collect, account for or pay over any tax imposed by any federal, state or city government.

     4.11. Assistant Treasurers. There may be such number of assistant treasurers as the board of directors may from time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant treasurer shall have the power or authority to collect, account for or pay over any tax imposed by any federal, state or city government.

                                    SECTION 5

                                  RESIGNATIONS

          Any director or officer may resign at any time by giving written notice of his or her resignation to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

                                    SECTION 8

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1. Contracts. The board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     6.2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless' authorized by a resolution of the board, except that the president of the corporation is

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authorized to contract loans or issue negotiable paper on behalf of the corporation and in its name to the extent of $50,000. Such authority may be general or confined to specific instances.

     6.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board.

     6.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board may select.

                                    SECTION 7

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     7.1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board may prescribe.

     7.2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof, by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and upon surrender for cancellation of the certificate for such shares. The Person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


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                                    SECTION 8

                                   FISCAL YEAR

     Initially, the fiscal year of the corporation shall be December 31; provided however, that the board may change the same at any time and from time to time.

                                    SECTION 9

                                    DIVIDENDS

     The board may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   SECTION 10

                     INDEMNIFICATION OF OFFICERS, DIRECTORS

                              EMPLOYEES AND AGENTS

     Subject to the further provisions hereof, and to the extent permitted by law, the corporation shall indemnify any and all of its existing and former directors, officers and agents against all liabilities, damages and expenses, including but not limited to legal fees, judgments, penalties and amounts paid in settlement or compromise, which may be incurred by or rendered or levied against them or any of them in any legal action brought or threatened against them or any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer or agent of the corporation, whether or not such action is actually filed, whether or not any settlement or compromise is approved by a court and whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer or agent shall report to the president of the corporation or the chairman of the board of directors that he or she has incurred or may incur expenses, damages or liability, including but not limited to legal fees, judgments, penalties and amounts paid in settlement or compromise, in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer or agent of the corporation, the board of directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the board of directors determines in good

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faith that such person did not act, fail to act or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

                                   SECTION 11

                         REPEAL, ALTERATION OR AMENDMENT

     These bylaws may be repealed, altered or amended, or substitute bylaws may be adopted, at any time but only by a majority of the board at any regular or special meeting.

     The undersigned, Meir Bram, President and Secretary of PRESTIGE FURNISHING.COM, INC., hereby certifies that the foregoing Bylaws were duly adopted at a meeting of the Board of Directors of PRESTIGE FURNISHING.COM, INC. held on the 5th day of June 2007.



                                        /s/ Meir Bram
                                        ----------------------------------
                                        Meir Bram, President and
                                        Secretary



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